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                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS AMENDMENT to the Exhibit A to the Investment Management Agreement
dated September 29, 1999 (the "Agreement") between DELAWARE GROUP GOVERNMENT
FUND and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business
Trust (the "Investment Manager"), amended as of the 29th day of November, 2004 to add Delaware Inflation Protected Bond Fund, lists the Funds for which the
Investment Manager provides investment management services pursuant to this
Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.
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------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                              MANAGEMENT FEE SCHEDULE
                                                                                                (AS A PERCENTAGE OF
                                                                                             AVERAGE DAILY NET ASSETS)
                   PORTFOLIO NAME                              EFFECTIVE DATE                       ANNUAL RATE
------------------------------------------------------ -------------------------------- ------------------------------------
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                        0.55% on first $500 million
                                                                                        ------------------------------------
Delaware American Government Bond Fund                       September 29, 1999         0.50% on next $500 million
                                                                                        ------------------------------------
                                                                                        0.45% on next $1,500 million
                                                                                        ------------------------------------
                                                                                        0.425% on assets in excess of
                                                                                        $2,500 million
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                        0.50% on first $500 million
                                                                                        ------------------------------------
Delaware Inflation Protected Bond Fund                        November 29, 2004         0.40% on next $500 million
                                                                                        ------------------------------------
                                                                                        0.35% on next $1,500 million
                                                                                        ------------------------------------
                                                                                        0.30% on assets in excess of
                                                                                        $2,500 million
------------------------------------------------------ -------------------------------- ------------------------------------


DELAWARE MANAGEMENT COMPANY,                                          DELAWARE GROUP GOVERNMENT
A series of Delaware Management Business Trust                        FUND



By:      Jude T. Driscoll                                             By:       Jude T. Driscoll
         -------------------------------------------------                      ------------------------------------------------
Name:    Jude T. Driscoll                                             Name:     Jude T. Driscoll
Title:   President/Chief Executive Officer                            Title:    Chairman


Attest:  Brian L. Murray, Jr.                                         Attest:   Brian L. Murray, Jr.
         ---------------------------------------------                          --------------------------------------------
Name:    Brian L. Murray, Jr.                                         Name:     Brian L. Murray, Jr.
Title:   Vice President/Associate General                             Title:    Vice President/Associate General
         Counsel/Assistant Secretary                                            Counsel/Assistant Secretary

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